                                                                 EXHIBIT 10.17














                                 LEASE BETWEEN





                             WINCHESTER HOMES INC.
                                      and
                        WEYERHAEUSER REAL ESTATE COMPANY

                                    Landlord



                                      AND




                         AMSCO STERILE RECOVERIES, INC.

                                     Tenant

                               TABLE OF CONTENTS



                                                             Page


1.   Grant/Term/Use. . . . . . . . . . . . . . . . . . .      1
2.   Rent. . . . . . . . . . . . . . . . . . . . . . . .      2
3.   Construction and Acceptance of Leased Premises. . .      2
4.   Operating Expenses. . . . . . . . . . . . . . . . .      2
5.   Security Deposit. . . . . . . . . . . . . . . . . .      5
6.   Utilities . . . . . . . . . . . . . . . . . . . . .      5
7.   Maintenance and Repair by Landlord. . . . . . . . .      5
8.   Control . . . . . . . . . . . . . . . . . . . . . .      5
9.   Occupancy by Tenant . . . . . . . . . . . . . . . .      5
10.  Insurance; Indemnity. . . . . . . . . . . . . . . .      6
11.  Repairs . . . . . . . . . . . . . . . . . . . . . .      7
12.  Tenant's Property . . . . . . . . . . . . . . . . .      7
13.  Improvements and Alterations by Tenant. . . . . . .      8
14.  Casualty. . . . . . . . . . . . . . . . . . . . . .      8
15.  Subletting and Assignment . . . . . . . . . . . . .      9
16.  Liens . . . . . . . . . . . . . . . . . . . . . . .      9
17.  Condemnation. . . . . . . . . . . . . . . . . . . .      9
18.  Parking . . . . . . . . . . . . . . . . . . . . . .      9
19.  Access. . . . . . . . . . . . . . . . . . . . . . .     11
20.  Signs . . . . . . . . . . . . . . . . . . . . . . .     10
21.  Subordination   . . . . . . . . . . . . . . . . . .     10
22.  Tenant's Default. . . . . . . . . . . . . . . . . .     10
23.  Landlord's Remedies . . . . . . . . . . . . . . . .     12
24.  Quiet Enjoyment . . . . . . . . . . . . . . . . . .     13
25.  Financing . . . . . . . . . . . . . . . . . . . . .     13
26.  Holdover Tenancy. . . . . . . . . . . . . . . . . .     14
27.  Estoppel Certificate/Financial Statement. . . . . .     14
28.  Miscellaneous . . . . . . . . . . . . . . . . . . .     14
29.  Special Provisions. . . . . . . . . . . . . . . . .     17
30.  Landlord's Default. . . . . . . . . . . . . . . . .     18



EXHIBIT "A" - Leased Premises
EXHIBIT "A-1" - Land
EXHIBIT "B" - Annual Base Rent
EXHIBIT "C" - Landlord's Work
EXHIBIT "C-1" - Tenant's Work
EXHIBIT "D" - Certificate
EXHIBIT "E" - Rules and Regulations




                                   KEY TERMS

                  (a) "Additional Rent" is defined in Section 2.
                  (b) "Base Rent" is defined in Section 2.
                  (c) "Commencement Date" is defined in Section 1
                  (d) "Common Areas" is defined in Section l(a).
                  (e) "Declaration" is defined in Section 4(b).

                                    LEASE


     THIS LEASE (the "Lease") is made as of the 28th day of August, 1992, by and between (i) AMSCO Sterile Recoveries, Inc. ("Tenant") , a Delaware corporation, (ii) Winchester Homes Inc. ("WHI") , a Delaware corporation, and Weyerhaeuser Real Estate Company ("WRECO"), a Washington corporation ("Landlord").

     WITNESSETH THAT, for and in consideration of the rentals herein reserved, the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. GRANT/TERM/USE. (a) Subject to the terms, conditions and provisions hereof, Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby rent and take from Landlord, approximately 32,050 square feet of space (the "Leased Premises") (as outlined on Exhibit "A" attached hereto and made a part hereof), being a portion of that certain building (the "Building") located, or to be constructed by Landlord, at 6675 Business Parkway, on the land (the "Land") described on Exhibit "A-1" attached hereto and made a part hereof; together with the nonexclusive revocable license to use, in common with all others entitled to such use, the Common Areas. The Building, Common Areas and Land are hereinafter sometimes collectively referred to as the "Project." The term "Common Areas" is hereby defined as those areas forming a part of the Land and/or Building designated by Landlord for the nonexclusive, general common use of tenants and their employees, agents, licensees, invitees and the like, including, without limitation, all parking areas, access roads, trash pickup and/or dumpster areas, truckways, driveways, loading docks, delivery and pickup passages and areas, sidewalks, ramps, landscaped and planted areas, retaining walls, roof, exterior walls (including window frames but excluding window panes), downspouts, lighting facilities and the like.

        (b) This Lease shall be in full force and effect from the date first above written. The term of this Lease (the "Term") shall be for a period of 125 months commencing on the Commencement Date. The term "Commencement Date" is hereby defined as September 1, 1992. Tenant shall be granted five (5) months of free Base Rent from the Commencement Date.

        Tenant shall be entitled to renew the Lease for up to two (2) additional terms (each of which is hereinafter referred to as a "Renewal Term") of five
(5) years each, commencing on the date on which (but for such renewal) the then-current Term would have expired. Tenant shall have this right provided for each Renewal Term, Tenant (i) gives written notice to Landlord of Tenant's decision to exercise its renewal no later than one hundred eighty (180) days prior to the expiration of the then current Term, and (ii) no Event of Default exists at the time of exercise of such option or on the date the applicable Renewal Term is to commence. Should Tenant elect not to exercise its renewal during the first renewal period, said remaining Renewal Term shall be null and void.

        Each Renewal Term shall be upon the same terms and conditions as contained in the Lease; provided, however, that the Base Rent during the first year of each Renewal Term shall be increased by the cumulative annual increase in the index now known as the "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers," all items for Baltimore, Maryland MSA (1982-1984=100) herein referred to as the "Index". The Base Rent during the initial year (Year 11) of the first Renewal Term (years 11-15) shall increase over Year 10's Base Rent by the cumulative amount of the increase in the Index over years 6-10, not to exceed six percent (6%) a year. The Base Rent for the remaining years (12-15) of the initial Renewal Term will remain constant with Year 11's Base Rent.

        The Base Rent during the initial year (Year 16) of the second Renewal Term (years 16-20) shall increase over Year 15's Base Rent by the cumulative amount of the increase in the Index over Year's 11-15. The Base Rent for the remaining years (17-20) of the second Renewal Term will remain constant with Year 16's Base Rent. Exhibit "B" illustrates the formula.

        (c) Tenant shall use and occupy the entire Leased Premises during the entire Term solely for the purpose of a laundry, sterilization and hospital reprocessing facility with related offices. Landlord represents that the Leased Premises are zoned M-1.

        Landlord acknowledges that AMSCO Sterile Recoveries, Inc.'s proposed use of the Leased Premises (i) entails the handling of soiled operating room linens and other materials from hospitals, medical clinics, laboratories and other health services related facilities, and (ii) the use of industrial detergents, bleaches and disinfectants. Provided that (i) such handling and use is performed in a safe and first class manner in compliance with all applicable laws, statutes, rules, regulations and interpretations thereof, including, but not limited to, Environmental Laws, and all reasonable rules and regulations as Landlord shall prescribe, and (ii) AMSCO Sterile Recoveries, Inc. is the "Tenant" hereunder, Landlord consents to such use and handling. Tenant acknowledges that it is Tenant's responsibility, and Tenant covenants, to fully comply with all applicable statutes, laws, rules, regulations, orders and interpretations thereof.

     2. RENT. Commencing on the Commencement Date as adjusted by the free rent period, Tenant shall, and hereby covenants and agrees to, pay to Landlord during each Lease Year of the Term an annual base rental ("Base Rent") as set forth on Exhibit "B" attached hereto and made a part hereof. The term "Lease Year" is hereby defined as each successive twelve consecutive month period beginning on the Commencement Date. The annual Base Rent shall be paid by Tenant in lawful money of the United States in equal consecutive monthly installments on or before the first day of each calendar month in advance.
Base Rent for any partial month shall be prorated at the rate of 1/30th of the monthly Base Rent per day. Tenant shall pay to Landlord as additional rent ("Additional Rent") hereunder all charges and other amounts required to be paid by Tenant to Landlord under this Lease, whether or not designated herein as rent or additional rent. The term "Rent" is hereby defined as Base Rent and Additional Rent. All Rent shall be paid by Tenant to Landlord, without any deduction or setoff at Landlord's address set forth at Section 28(b) hereof.

     3. CONSTRUCTION AND ACCEPTANCE OF LEASED PREMISES. (a) Landlord shall proceed to commence the work to be performed by Landlord (the "Landlord's Work"), as described in Exhibit "C" attached hereto and made a part hereof), with such minor variations as Landlord may deem advisable. The Landlord's Work be deemed "substantially complete" on the date Landlord, or Landlord's architect, certifies that Landlord has substantially completed the Landlord's Work. Further, the Landlord's Work shall be deemed substantially complete on the date the Landlord's Work would have been substantially complete but for one or more of the following causes: (i) changes in the Landlord's Work requested by Tenant; (ii) delays in furnishing materials or procuring labor required by Tenant for installation or work in the Leased Premises which are not encompassed within the Landlord's Work; (iii) any failure by Tenant to promptly furnish any required plans and specifications, information, requirement, approval or consent; or (iv) the performance of any work or activity in or on the Leased Premises, or any other acts or omissions, by Tenant or any of the Tenant's employees, agents, contractors or others acting for or on behalf of Tenant. If Tenant is unable to construct the Tenant's Alterations (as described in Exhibit "C-1" attached hereto and made a part hereof) due solely to force majeure (for purposes of this sentence, force majeure being those occurrences which would excuse the performance by Landlord of its obligations hereunder pursuant to Section 28(n) hereof, but, in and all events, excluding those occurrences and every delay due to Tenant's inability to perform its financial obligations or pay any amounts due, or charges or sums owing to any person(s) whatsoever those occurrences and delays that Landlord would not have experienced if Landlord were constructing such Tenant's Alterations and those items and matters described in (i)-(iv) in the immediately preceding sentence), the Commencement Date and Tenant's payment of Base Rent and any Additional Rent shall, unless and until Tenant, or any one claiming by, through or under Tenant, first commences beneficial use of all or any portion of the Leased Premises, be extended one (1) day for each day of delay caused solely by such force majeure (as certified to Landlord and Tenant by Landlord's architect). If, for any reason whatsoever, the Leased Premises are not ready for occupancy on or prior to the Commencement Date, this Lease shall remain in full force and effect, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages or otherwise to Tenant and the Term shall not be affected.

        (b) Tenant agrees to furnish to Landlord, on or before the Commencement Date, all final and permanent certificates of occupancy, permits and licenses from all applicable local authorities necessary or required with respect to the occupation and use of the Leased Premises by Tenant as herein contemplated; provided, however, that Tenant's failure to do so shall not delay the Commencement Date.

        (c) Landlord shall give Tenant at least 10 days' prior written notice of the date Landlord expects the Landlord's Work to be substantially complete. Tenant agrees to take possession of the Leased Premises and complete Tenant's Alterations (as described in Exhibit C-1) no later than the Commencement Date, and Tenant's failure to do so shall be an Event of Default hereunder. Tenant's initial occupancy of the Leased Premises shall be deemed an acknowledgment that the Leased Premises is in good and tenantable order and that Landlord has fully completed the Landlord's Work (except for those items agreed to by Landlord and Tenant specified on a punchlist delivered by Tenant to Landlord within two (2) days of the date Landlord's Work is substantially complete following any joint walk-through and inspection of the Leased Premises by Landlord and Tenant). Landlord and Tenant each agree that at the request of the other they will, at any time on or after the Commencement Date, execute and deliver a certificate in the form of Exhibit "D" attached hereto and made a part hereof; provided, however, that the failure to do so shall not affect any of the terms hereof.

        (d) Tenant may occupy the Leased Premises for purposes of performing its Alterations (as described in Section 13 and Exhibit C-1) on August 10, 1992, provided that Tenant complies with the following: (i) Tenant shall take all necessary measures to ensure that its contractors shall cooperate in all ways with Landlord's contractors to avoid any delay to the work performed or to be performed by Landlord's contractors and any conflict in any other way with the performance of such work, (ii) Tenant shall comply with all reasonable procedures and regulations prescribed by the Landlord, and (iii) prior to commencing such work, Tenant delivers to Landlord the policies of insurance required by the Lease to be in effect from the commencement of such work.

     4. OPERATING EXPENSES. (a) In addition to Base Rent, Tenant shall pay as Additional Rent during each Lease Year of the Term, Tenant's Prorata Share of
(i) Common Area Maintenance Expenses estimated to be fifteen cents ($0.15) per square foot of leasable area of the building, (ii) Real Estate Taxes per square foot of leasable area of the Building in excess of forty cents ($.40) per square foot of leasable area of the Building and (iii) Insurance Costs per square foot of leasable area of the Building in excess of nine cents ($0.09) per square foot of leasable area of the Building. "Tenant's Prorata Share" shall be the percentage determined by dividing the total leasable area of the Leased Premises by the total leasable area of the Building. On the date hereof, Tenant's Prorata Share of the 141,600 square foot building is projected to be 23% (twenty-three percent).

     (b) "Common Area Maintenance Expenses" shall mean any and all costs and expenses whatsoever incurred or paid by Landlord relating to or in connection with operating, maintaining, repairing, and replacing, and providing services to, the Building, Common Areas and the Land (and all easements, rights and appurtenances thereto), including, but not limited to: (i) costs and expenses of operating, maintaining, repairing, replacing, lighting, painting, decorating and cleaning the Project, removing snow, ice and debris therefrom, and policing and regulating traffic therein and thereon; (ii) assessments or charges imposed pursuant to the Declaration of Covenants, Conditions and Restrictions of Meadowridge Business Park, dated December 27, 1989, as amended, superseded or supplemented, from time to time (as amended, superseded or supplemented, the "Declaration"); (iii) depreciation of machinery and equipment used for such operations; (iv) costs and expenses of supplies and equipment and maintenance and service contracts; (v) costs and expenses of replacing, repairing, repaving and striping pavements, curbs, walkways, parking areas, driveways and truckways, drainage and lighting facilities and other Common Areas amenities;
(vi) all utility expenses, costs and charges; (vii) contributions with respect to, and costs and expenses of maintenance, repair and replacement of, on and off-site utility systems serving the Project; (viii) all landscaping (including, but not limited to, maintenance and new and replacement plantings),
(ix) amortization expenses; (x) charges and costs of or by contractors and agents employed by Landlord; (xi) commissions, wages, salaries and other labor costs of all persons engaged in such maintenance, operation, repair and the like (including, but not limited to, taxes, insurance, medical and other benefits); (xii) except for any capital expenditures incurred in replacing the roof, any capital expenditures incurred either to reduce Common Area Maintenance Expenses, to comply with any governmental law, order, requirement or regulation or to replace existing structures, equipment and machinery, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; (xiii) legal and accounting fees and charges (except as otherwise provided hereinafter); and (xiv) any other expenses or charges included in Common Area Maintenance Expenses with respect to comparable office-warehouse buildings in the Baltimore/Washington Corridor area. Common Area Maintenance Expenses shall not include any of the following: any management expenses, ground rent; interest and amortization of funds borrowed by Landlord (except as specifically provided above); leasing commissions and advertising, legal, and space planning expenses incurred in procuring tenants for the Building; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives. If less than ninety-five percent (95%) of the leasable area of the Building is occupied by tenants at all times during any calendar year, then Common Area Maintenance Expenses for such year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such year by tenants.

     (c) "Real Estate Taxes" for which Tenant is responsible for only its Prorata Share, shall mean any and all real estate taxes, assessments, water and sewer rents and charges, liens, charges, levies and other governmental impositions and charges of every kind and nature whatsoever, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon, or arising in connection with, the Building or the Land or assessed, levied or imposed upon, or arising in connection with, the fixtures, machinery, equipment or systems, in, upon or used in connection with the operation of the Building or the Land; including, but not limited to, metropolitan district water and sewer charges, any assessments for public facilities or improvements for the area in which the Project is located and taxes, assessments, charges and the like upon this Lease or any rents from the use, occupancy or possession of the Project. If, because of any change in the method of taxation of real estate or because of the enactment of any new tax by federal, state, county or local government, any other tax or assessment is imposed upon Landlord, or the rents or income derived from the Project, in substitution for, or in lieu of, or in addition to, any tax or assessment which would otherwise be included within Real Estate Taxes, such other tax or assessment shall be deemed included within Real Estate Taxes hereunder. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including, but not limited to, legal fees incurred on a contingency basis.

     Landlord shall have no obligation to contest or appeal an assessment of Real Estate Taxes. Provided that (i) Landlord shall not have first commenced the proceedings hereinafter described (whether before or after Tenant's notice described hereinafter), (ii) Tenant's hereinafter described protest or appeal shall not trigger a default under any Mortgage, (iii) Tenant is in full, timely and strict compliance with all of its obligations hereunder including, but not limited to, Tenant's obligation to pay, on a timely basis as set forth in
Section 4(e), Tenant's Prorata Share of Real Estate Taxes (including those the subject of Tenant's protest, petition or appeal), and (iv) Tenant diligently and continuously prosecutes such protest, appeal or petition, the Tenant shall have the right, to protest or appeal any such assessment and/or tax rate relating to Real Estate Taxes, to petition for a refund or rebate of the whole or part of any Real Estate Taxes, and to carry on any proper proceedings, legal or otherwise, in connection therewith. Tenant agrees to give Landlord written notice of Tenant's election to commence any such proceedings at least thirty
(30) days prior to initiation of such proceedings. The cost and expense of any such proceedings instituted by Tenant shall be borne by Tenant. In the event Tenant shall obtain an abatement, reduction, or refund, an appropriate adjustment or refund shall be made by Landlord to Tenant in the amount due from or paid by Tenant on account of Real Estate Taxes.

     (d) "Insurance Costs" shall mean all insurance costs and expenses incurred or paid by Landlord relating to all insurance of whatsoever nature kept or caused to be kept by Landlord and/or the Landlord under the Master Lease (as defined in Section 29 hereof) in connection with the ownership, operation, use or management of the Project, including, but not limited to, any and all policies of fire and extended coverage insurance (including, without limitation, extended and broad form coverage risks, mudslide, land subsidence, flood and earthquake), rent and business interruption insurance, boiler insurance, sprinkler insurance, comprehensive general public liability insurance (including, without limitation, an all-risk liability endorsement) and excess liability insurance.

     (e) Tenant's Prorata Share of such Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs for each calendar year shall be paid in monthly installments in advance on the first day of each calendar month, commencing with the Commencement Date, in amounts reasonably estimated by Landlord to be Tenant's Prorata Share thereof based upon, among other things, actual expenses, if any, incurred with respect to the immediately preceding calendar year. Such estimates may be revised, at any time and from time to time during such calendar year (but in no event more often than 4 times during any calendar year), in which event Tenant shall immediately commence making monthly payments hereunder pursuant to such new statement and, in addition, with the next monthly payment of Base Rent, pay to Landlord the difference between monthly payments for the preceding months based on such revised statement and the amount actually paid by Tenant with respect to such preceding months; it being understood, acknowledged and agreed, however, that as to Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs payable or paid in advance by Landlord, Tenant covenants and agrees to pay Tenant's Prorata Share thereof within 10 days after receipt of Landlord's written demand therefor. Within 120 days following the expiration of such calendar year, Landlord shall furnish to Tenant a written statement showing the actual amount of Tenant's Prorata Share of Common Area Maintenance Costs, Real Estate Taxes and Insurance Costs for such calendar year and the payments thereto made by Tenant. If the payments made by Tenant shall exceed Tenant's actual share of such costs, Tenant shall, provided Tenant is not in default hereunder, (giving effect to all, if any, notice and right to cure periods hereunder) be entitled to a credit for such excess against payments next thereafter due to Landlord pursuant to this Section 4; it being understood, acknowledged and agreed, however, that if Tenant is indebted to Landlord hereunder in any amount for any reason whatsoever, Landlord may deduct such amount owed from such overpayment. If Tenant's share of such costs shall exceed the payments made by Tenant, Tenant shall pay to Landlord the deficiency within 30 days after Landlord shall submit the aforesaid statement to Tenant. Tenant's obligations pursuant to this Section 4 shall survive the expiration or sooner termination of this Lease. Landlord's failure to provide the statement called for above in this
Section 4(e) shall not release or relieve Tenant of Tenant's obligations under this Section 4 or elsewhere in this Lease.

     Provided that (i) Tenant is in full, timely and strict compliance with all of its obligations hereunder, (giving effect to all, if any, notice and right to cure periods hereunder) and (ii) Tenant provides Landlord with a written statement requesting to audit Landlord's books and records with respect to Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs within ninety (90) days after Tenant's receipt of Landlord's statement, then Tenant shall have the right to employ an independent auditor to inspect and audit Landlord's books and records relating to Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs for the calendar year in question, such inspection and audit to be performed not later than ninety (90) days after the expiration of such ninety (90) day period. If Tenant elects to employ such auditor, Tenant shall provide Landlord not less than three (3) days' notice of the date on which the auditor shall examine Landlord's books and records during regular business hours and Landlord shall cooperate with such auditor. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in such charges exceeded the amounts to which Landlord was entitled hereunder and Landlord agrees with such audit, Landlord shall refund to Tenant the amount of such excess within thirty (30) days of the date Landlord is notified in writing of the error. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in such charges were less than the amounts to which Landlord was entitled hereunder, Tenant shall, within thirty (30) days pay to Landlord the amount of such shortfall. All costs and expenses of any such audit shall be paid by Tenant, except if such audit discloses (and Landlord agrees) that the amounts paid by Tenant to Landlord exceeded the amounts to which Landlord was entitled by more than five percent (5%), in which event Landlord shall reimburse Tenant within thirty (30) days for the reasonable out-of-pocket costs and expenses incurred by Tenant in such audit. In the event of any such audit, Tenant shall not disclose, any of the information audited to any other person or entity. Furthermore, no auditor shall be allowed access to Landlord's books and records described above, unless and until such auditor executes and delivers to Landlord a confidentiality agreement satisfactory to Landlord.

     (f) Landlord will attempt to ensure that real estate assessments and insurance rates are as low as those obtainable under reasonable circumstances.

     5. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord $11,217.50 ("the Deposit") as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease (including, but not limited to, the payment of Rent). In the event Tenant fully complies with all terms and conditions of this Lease, the Deposit shall be refunded to Tenant within 60 days following the end of the initial ten (10) year Term. Landlord may, but is not obligated to, without waiving or satisfying such Event of Default, or waiving or limiting any other rights or remedies of Landlord or limiting Tenant's liability to Landlord, apply all or any portion of the Deposit on account of any Event of Default hereunder, as well as on account of any expenses incurred or paid, or damages suffered, by Landlord in connection with such failure, and Tenant, within 5 days following receipt of written notice of demand, shall replenish the amount necessary to restore the full Deposit. Landlord may commingle the Deposit with any other accounts that Landlord holds, and Landlord shall not be obligated to pay any interest accrued on the Deposit to Tenant. In the event of a sale or other transfer of the Project (or Landlord's interest therein), Landlord shall have the right to transfer to such purchaser or other party the Deposit and Landlord thereupon shall be released by Tenant from all liability for the return thereof, and Tenant agrees to look to the new landlord solely for the return thereof.

     6. UTILITIES. Tenant shall be solely responsible for, and promptly pay as and when due, all charges and assessments for separately metered heat, gas, electricity, water, telephone, sewer and other utilities used, consumed or provided to or on the Leased Premises and shall, at Tenant's sole cost and expense, arrange with the appropriate utility companies for the provision of such utilities to the Leased Premises. Notwithstanding anything herein to the contrary, Landlord shall not be liable in any respect for any damages whatsoever, whether to or with respect to person, property, Tenant's business or otherwise, for interruption in, or stoppage, suspension or curtailment of, any utility service or system (whether caused by or arising out of Landlord's need to make repairs or any other reason whatsoever), nor shall the same (a) constitute a constructive eviction or interference or disturbance with Tenant's use, possession or enjoyment of the Leased Premises, (b) constitute grounds for abatement, reduction or rebate, in whole or in part, of Rent or any other sum payable by Tenant hereunder, or (c) release or relieve Tenant of or from any of Tenant's obligations hereunder.

     Notwithstanding anything herein to the contrary, in the event that the provision of any utility is interrupted due solely to the negligence of Landlord, Tenant shall receive an abatement of Rent until the provision of such utility is restored. In the event that Landlord receives written notice of a scheduled cut-off in the provision of utilities, then as an accommodation to Tenant, Landlord shall notify Tenant of same; provided, however, that Landlord shall have no liability for failure to send such notice, and such failure shall not be a default by Landlord hereunder.

     7. MAINTENANCE AND REPAIR BY LANDLORD. Landlord shall, subject to the provisions of Sections 14 and 17 hereof and so long as Tenant is not in default hereunder, (giving effect to all, if any, notice and right to cure periods hereunder) keep the foundation, the exterior walls (except plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware and painting or other treatment of interior and exterior walls, all of which shall be Tenant's responsibility to maintain, replace and repair) and the roof of the Leased Premises in good repair, ordinary wear and tear excepted. Any repairs required to be made by Landlord under this Lease which are caused solely by the act, omission or negligence of Tenant, or Tenant's, agents, employees, subtenants, licensees, invitees, visitors, contractors, servants, customers or others acting, through or under Tenant or for or on behalf of Tenant (collectively, "Tenant's Agents"), shall be paid for by Tenant, at any time and from time to time, upon receipt of Landlord's written demand to the extent not covered by any net insurance proceeds paid or payable to Landlord therefor. In the event that the Leased Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall immediately give written notice thereof to Landlord and Landlord shall not be obligated in any way to commence any such repairs until a reasonable time shall have elapsed after Landlord's receipt of such written notice.

     8. CONTROL. The Common Areas shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its sole discretion, shall determine. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right to install, construct, remove, maintain and operate lighting systems, facilities, improvements, buildings, equipment and signs on, in or to all parts of the Common Areas and the Building; increase, reduce or change the number, size, height, layout, or locations of buildings, walks, driveways and truckways, parking areas and/or Common Areas now or hereafter forming a part of the Project; make alterations or additions to the Building; close temporarily all or any portion of the Common Areas to make repairs, changes or to avoid public dedication; grant easements, or replat or subdivide or make such other changes to the Land, as Landlord shall deem necessary; place, relocate and operate utility lines through, over or under the Leased Premises necessary to serve other portions of the Building; and use or permit the use of all or any portion of the roof of the Building.

     Provided that the Tenant is in full, timely and strict compliance with its obligations hereunder (giving effect to all, if any, notice and right to cure periods hereunder), Landlord agrees that it will not prevent access to the Leased Premises in the exercise of its rights in this Section 8.

     9. OCCUPANCY BY TENANT. (a) Tenant covenants and agrees to, at its sole cost and expense, observe and comply with the provisions of (i) all matters of record (including, but not limited to, the Declaration), (ii) all building, zoning, fire and other governmental laws, ordinances, regulations, requirements, codes, certificates of occupancy and rules, (iii) the orders and directives (pursuant to law) of public officials applicable to the Leased Premises and/or the balance of the Project or the conduct of the business in the Leased Premises by Tenant, (iv) all rules, regulations, orders and requirements of carriers of insurance insuring the Project of which Tenant has received a copy; and (v) the Rules and Regulations, attached hereto as Exhibit "E" and made a part hereof, and any additions thereto and modifications thereof as adopted by Landlord from time to time. Tenant also covenants and agrees to, at its sole cost and expense, observe and comply with, and not cause Landlord to be in default or breach under, the Master Lease. Notwithstanding anything herein to the contrary, Tenant, at its sole cost and expense, shall make any and all repairs, alterations, additions and improvements of any nature whatsoever required by any governmental authority by reason of Tenant's use or occupancy of the Leased Premises.

         (b) Tenant shall not keep or allow to be kept anything within the Leased Premises, or use or permit the use of the Leased Premises for any purpose or in any manner, which causes or might cause an increase in the insurance premium cost of, or invalidate or breach or conflict with, any insurance policy carried on all or any part of the Project, or cause any existing or prospective insurer to refuse to issue any insurance policy with respect to all or any portion of the Project or the Landlord's business, or create any risk of fire or other hazard. Tenant shall pay as Additional Rent, upon receipt of Landlord's written demand therefor, any such increased premium cost caused solely by Tenant's use or occupation of the Leased Premises or Tenant's storage of goods. Tenant, at its sole cost and expense, shall comply with all rules, regulations, orders and requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any other similar body having jurisdiction over the Project.

     10. INSURANCE; INDEMNITY. (a) Tenant shall, at Tenant's sole cost and expense, carry and keep in force at all times during the Term (i) a policy of comprehensive general public liability insurance, together with a contractual liability endorsement, with limits of not less than $1,000,000 in respect of bodily injury to or death of any one person, an amount not less than $5,000,000 in respect to bodily injuries or death(s) occurring in any one occurrence and an amount not less than $500,000 in respect of property damaged or destroyed;
(ii) fire and extended coverage insurance covering the full replacement cost of all alterations, additions, partitions, improvements, equipment, furniture, fixtures and inventory made or placed by Tenant in the Leased Premises against "all-risk" of physical loss; (iii) worker's compensation insurance with limits not less than that required by law; and (iv) such additional amounts of insurance and additional types of coverage as Landlord may reasonably request from time to time. Tenant's liability hereunder shall not be limited to the insurance coverage maintained, or required to be maintained pursuant hereto, by Tenant. All such policies shall be with companies licensed to do business in the state in which the Land is located, and from a responsible company satisfactory to Landlord, and contain a waiver of subrogation as to the property and perils as described in Section 10(d) below. Landlord, Landlord's Mortgagee if requested by Landlord, and the Master Lease landlord, its trustees, investment advisors and consultants, and the officers, agents and employees of any of the foregoing, shall be named as additional insureds under such insurance policies. All such insurance policies shall be without any deductible, shall be primary and noncontributing with any insurance carried by the Landlord, shall be written on an "occurrence" basis and not on a "claims-made" basis, and shall contain endorsements requiring 45 days' notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to Tenant's taking occupancy of the Leased Premises (but not to Tenant's obligation to pay Rent), a complete duplicate copy of all such policies and all other policies maintained by Tenant, and shall also deliver copies thereof to Landlord not less than 30 days prior to the expiration date of each such policy. Tenant's failure to comply with any of the requirements of this Section 10(a) shall be an Event of Default.

         (b) Neither Landlord, nor any of Landlord's partners, officers, members, directors, agents or employees, shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any damage, injury, loss or claim based on or arising out of any cause whatsoever, including, without limitation, the following: repair to any portion of the Leased Premises, Building or Common Areas; interruption in the use of the Leased Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatuses; termination of this Lease by reason of damage to the Leased Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Leased Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Leased Premises or the Building, or from drains, pipes or plumbing fixtures in the Leased Premises or the Building. Notwithstanding the foregoing, Landlord shall not, except as set forth in Section 10(d) below or elsewhere herein, be released from liability to Tenant for any injury caused by Landlord's willful misconduct or gross negligence. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

         (c) Tenant shall, to the extent permitted by law, reimburse Landlord for, and shall defend (upon Landlord's request), indemnify and hold Landlord, its partners, officers, members, directors, employees and agents, harmless from and against, any and all costs, damages, claims, liabilities, expenses (including, but not limited to, reasonable attorneys' fees and court and litigation costs), losses, demands, actions, causes of action, judgments, proceedings and obligations of any nature whatsoever suffered by or claimed against Landlord, directly or indirectly, resulting from, based on or arising out of, in whole or in part, (i) Tenant's possession, use and/or occupancy of the Leased Premises and the business conducted therein or therefrom by Tenant (whether or not damage or loss occurs in or on the Leased Premises, the Common Areas or elsewhere); (ii) any act or omission of Tenant, or any of Tenant's Agents; and/or (iii) Tenant's breach of Tenant's obligations under this Lease (including, but not limited to, a breach of the provisions of Section 28(u) hereof). The provisions of Section 10(b) above and this Section 10(c) shall survive the expiration or sooner termination of this Lease with respect to any claims, liabilities and the like attributable to acts, omissions, occurrences and/or conditions existing or occurring prior to such expiration or termination.

         (d) Without limiting the provisions of Section 10(b) above or any other provisions hereof as to Landlord, Landlord and Tenant each hereby release the other, and Tenant also releases the Master Lease landlord, its trustees, investment advisors and investment consultants, and the officers, agents and employees of any of the foregoing, from any and all liability or responsibility to the other or anyone claiming through or under them, by way or subrogation or otherwise, from or with respect to any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property (but only to the extent of the insurance proceeds payable under such policies), even if such loss or damage is attributable to the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the Building. The foregoing notwithstanding, this mutual release shall be applicable and in force and effect only to the extent lawful at the time any claim is made, and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement providing that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant shall request their respective insurance carriers to include in its policies such a clause or endorsement. If additional cost shall be charged therefor, the party responsible for procuring such insurance shall pay such additional costs. If Tenant fails to obtain or maintain any such property insurance policies as required hereunder, Tenant's release of Landlord shall remain and be deemed in full force and effect as to the coverage thereof as if such policies, and an insurer's waiver of subrogation endorsement, were obtained and in full force and effect; provided, however, that nothing herein shall excuse Tenant's failure to maintain any insurance required hereunder or constitute a waiver or limitation of any other rights and remedies of Landlord in the event Tenant fails to maintain any insurance.

     11. REPAIRS. Except as to Landlord's obligations pursuant to Sections 7, 14, and 17 hereof, and in addition to all other repair, maintenance and replacement obligations of Tenant set forth herein, Tenant agrees to maintain the Leased Premises at all times during the Term in a neat, clean and sanitary condition and in good order and repair and shall make all needed repairs and replacements thereto. Such maintenance, replacement and repair shall be at the sole cost of Tenant and shall include, but not be limited to, the maintenance, replacement and repair of floor coverings, ceilings and walls, front and rear doors, all glass on the Leased Premises, all plumbing units, pipes and connections, and all heating, ventilating and air conditioning equipment and systems. If Tenant fails to comply with the provisions of this Section 11 and such failure continues for 5 days after written notice from Landlord (such notice requirement and 5-day period being waived, however, in the event of an emergency), Landlord may without waiving such failure, perform any such required maintenance, replacement and repairs and (a) the cost incurred, together with a supporting cost breakdown together with interest thereon at the rate that is 2 percentage points above the Prime Rate accruing as of the date of each such advance by Landlord, (including, but not limited to, construction, permit, engineering, design, and architectural fees and expenses), shall each be Additional Rent payable by Tenant to Landlord within 10 days after Tenant's receipt of notice from Landlord that such Additional Rent is due and payable. The term "Prime Rate" is hereby defined as the prime rate of interest publicly announced by Maryland National Bank, which rate shall automatically change if, as and when such prime rate changes from time to time.

     12. TENANT'S PROPERTY. Furnishings, equipment, machinery and trade fixtures that can be installed by Tenant without drilling, cutting or otherwise defacing the Leased Premises (collectively, "Tenant's Personal Property") may be installed by Tenant on the Leased Premises and shall, subject to the provisions of Section 23(d) hereof, be the property of Tenant. On the expiration of this Lease, if Tenant is not in default hereunder, Tenant may remove any such property (and shall remove any such property if directed by Landlord) and shall repair any damage caused by such removal and reimburse Landlord for Landlord's cost of so repairing the Leased Premises; it is understood, however, that with respect to a default (but not an Event of Default), Tenant shall have the right to cure any such default prior to when such default becomes an Event of Default, and in the event of such timely cure, Tenant shall be entitled to remove such property, subject to the terms aforesaid. If Tenant fails to remove the Tenant's Personal Property as required under this Lease, Landlord may do so upon written notice to Tenant and Landlord shall not be liable for any loss or damage to such property of Tenant which may occur during Landlord's removal thereof, or Landlord may treat such property as abandoned and remove and keep the same, and Tenant shall pay the entire cost of such removal to Landlord upon Tenant's receipt of Landlord's written demand therefor. Tenant agrees to pay all taxes on Tenant's Personal Property and if such taxes are levied against Landlord, or the assessed value of the Project is increased by inclusion of a value placed on such property, Tenant shall pay such taxes to Landlord on demand if Landlord is required to pay such taxes (or reimburse Landlord on demand if

Landlord pays such taxes). Notwithstanding anything herein to the contrary, any property placed by Tenant in or about the Leased Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. The provisions of this Section 12 shall survive the expiration or sooner termination of this Lease.

     Landlord acknowledges that the removal of Tenant's trade fixtures may necessitate removal of non-structural walls or partitions; provided, however and notwithstanding anything herein to the contrary, Tenant may not remove any walls or partitions without complying with the following: (i) Tenant shall obtain the prior written consent of the Landlord, (ii) such removal and repair shall be done (a) in such a manner as to minimize interference with the use and enjoyment of the balance of the Project by other tenants or by Landlord, or with other construction in the Project, and (b) in good and workmanlike manner and in compliance with all applicable laws.

     13. IMPROVEMENTS AND ALTERATIONS BY TENANT. (a) Following Tenant's completion of Tenant's work as described on Exhibit C-1, Tenant may not without Landlord's prior written approval (which may be withheld in Landlord's sole and absolute discretion), make or permit any additions, improvements, alterations, substitutions, replacements or modifications, structural or otherwise, to the Leased Premises (including, but not limited to, all electrical, heating, ventilating, air conditioning, plumbing or mechanical systems within the Leased Premises) (collectively, the "Alterations"), or attach any machines, fixtures or equipment to the Leased Premises. All Alterations, and machines, equipment and fixtures (other than the Tenant's Personal Property provided the same are installed at no cost or expense to Landlord), which may be made or installed by either party upon the Leased Premises shall be and remain the property of Landlord and shall remain upon and be surrendered with the Leased Premises, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Leased Premises to good order and repair, reasonable wear and tear and damage by fire or other casualty excepted at Tenant's sole cost and expense and Tenant shall pay the entire cost of such removal to Landlord upon Tenant's receipt of Landlord's written demand therefor. If Tenant fails to remove such Alterations and property and restore the Leased Premises as aforesaid, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord as Additional Rent within 10 days after Tenant's receipt of Landlord's written demand therefor. Any such Alterations performed by Tenant shall be done, at Tenant's sole cost and expense, in strict conformity with any plans and specifications approved by Landlord prior to Tenant commencing such work and in such a manner to minimize interference with other construction in the Building or on the Land in progress and with the use or enjoyment of all or any portion of the balance of the Project by any other tenants. All work performed shall be done in a good and workmanlike manner by contractors approved by Landlord and with materials of comparable quality, value, utility and appearance as originally installed in the Leased Premises. Landlord's consent to or approval of and Alterations (or the plans and specifications therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with (a) sound architectural and/or engineering practices, or (b) applicable laws, regulations, rules, codes, ordinances and other governmental requirements, and Tenant shall be solely responsible for ensuring all compliance with the matters referred to in (a) and (b) above in this sentence. In each instance in which Landlord's approval is requested or required hereunder, Tenant shall reimburse Landlord as Additional Rent, upon receipt of written demand therefor, for all out-of-pocket costs and expenses incurred or paid by Landlord during such review process, (including, but not limited to, construction, permit, engineering, design, architectural fees and expenses), regardless of whether such request is approved by Landlord.

         (b) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of, or order or authorization by, Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor, or the furnishing of any materials, that would give rise to the filing of any lien against the Leased Premises, or the Project, or any part thereof. Landlord shall have the right to post and keep posted on the Leased Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Leased Premises and the Project from such lien(s).

         (c) Tenant's projected date for completion of its Alterations is September 1, 1992.

     14. CASUALTY. (a) If the Leased Premises is destroyed or damaged by fire, earthquake or other casualty (collectively, a "Casualty") and Landlord and Tenant do not elect to terminate this Lease as herein provided, Landlord shall, subject to the terms hereof and obtaining all necessary public approvals and solely to the extent of net insurance proceeds actually received by Landlord (and free of all claims by Mortgagees (as defined in Section 21), the landlord under the Master Lease and others, and all expenses) and provided such Casualty is not due to the negligence or wrongful acts of Tenant, or any of Tenant's Agents, proceed in a reasonable manner to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged to as near its former condition as circumstances will reasonably permit. During the period of such rebuilding and restoration, Base Rent shall, provided such Casualty is not due to the negligence or other wrongful acts of Tenant, or Tenant's Agents, be abated in the same ratio as the square footage of the portion of the Leased Premises rendered untenantable; to the extent, and so long as, however, the Leased Premises remains untenantable and Tenant has not continued to make use of such portion of the Leased Premises.

     In the event of such Casualty, Landlord shall obtain the judgment of an architect (or contractor or other professionals, as needed), which judgment shall be certified by such architect (or professionals) to Landlord and Tenant (the "Architect's Certification"), estimating the approximate amount of time needed to restore or rebuild the Leased Premises substantially to its condition prior to the occurrence of such Casualty, taking into account issuance of building permits, distribution of insurance proceeds and all other relevant factors. If, however, the Architect's Certification indicates that such destruction or damage cannot be repaired within 180 days after the date of such Casualty, Landlord, and Tenant (provided (i) such Casualty is not due, in whole or in part, to the negligence or wrongful acts of Tenant, or any of Tenant's Agents, and (ii) no Event of Default then exists), may elect to terminate this Lease by giving written notice of such election to the other within 90 days after the date of such Casualty, in which event this Lease and the tenancy created hereunder shall terminate as of the date of such notice and Rent shall (except to the extent Tenant has continued to make use of all or any of the Leased Premises) be abated as of such date of such Casualty.

          If the work to be provided by Landlord in connection with such repair of the Leased Premises is not substantially completed (as determined by such Architect or other professional) on or before that date (the "Outside Restoration Date") which is sixty (60) days after the date specified in the Architect's Certification as the approximate completion date, Landlord and Tenant shall each have the right to elect to terminate this Lease by giving written notice of such election to the other within ten (10) days after the Outside Restoration Date. If Landlord or Tenant elects to terminate this Lease pursuant to the provisions of the immediately preceding sentence, this Lease and the tenancy created hereunder shall terminate thirty (30) days after either party receives such written termination notice from the other party; provided, however, that this Lease and such tenancy shall not terminate and such termination notice shall be deemed withdrawn if Landlord substantially completes such repair work prior to the expiration of such thirty (30) day period. Upon the termination of this Lease pursuant to the provisions of the two (2) immediately preceding sentences, Rent (except to the extent Tenant has continued to make use of all or any of the Leased Premises) shall be abated as of the date of such Casualty.

          (b) If Landlord is required to repair the Leased Premises under the provisions of this Section 14, Landlord's obligation shall be limited to the Landlord's Work, excluding, in any event, all alterations, fixtures or signs installed by Tenant and all floor coverings, furniture, equipment and decorations or other Tenant's Personal Property. Tenant, at Tenant's expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly re-enter the Leased Premises to perform such work.

          (c)  Anything contained herein to the contrary notwithstanding, if
(i) the proceeds of Landlord's fire and extended coverage insurance maintained specifically with respect to the Building (recovered or recoverable), or the Master Lease landlord's fire and extended coverage insurance with respect to the Building (if the Master Lease landlord is obligated to maintain fire and extended coverage insurance and the Landlord does not carry such insurance) (recovered or recoverable), as a result of any damage to the Leased Premises by any Casualty (exclusive of rent insurance) shall be insufficient to pay fully for the cost of repair of the Leased Premises, (ii) the Leased Premises shall be damaged by a Casualty which is not covered by Landlord's fire and extended coverage insurance maintained specifically with respect to the Building, or
(iii) the Building is so severely damaged by fire or other Casualty (although the Leased Premises may not be affected) that Landlord decides in Landlord's sole and absolute discretion not to rebuild or reconstruct the Building, Landlord shall have the right to terminate this Lease by giving written notice of such termination to Tenant within 90 days after the date of such Casualty in which event this Lease and the tenancy created hereunder shall terminate as of the date of such notice and Rent shall (except to the extent Tenant has continued to make use of all or any of the Leased Premises) be abated as of the date of such Casualty.

     15. SUBLETTING AND ASSIGNMENT. Without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall not directly or indirectly (in one or more transactions), voluntarily, involuntarily or by operation of law, assign, transfer, pledge, mortgage or otherwise hypothecate or encumber all or any portion of Tenant's legal or equitable interest in this Lease or in the Leased Premises, nor sublet all or any portion of the Leased Premises, nor enter into any management, license, concession or other contract or agreement which provides for a direct or indirect transfer of operating control over the business operated in, or the use or occupancy of, the Leased Premises. Notwithstanding this, Landlord's consent shall not be unreasonably withheld solely for transfers between AMSCO Sterile Recoveries, Inc. and its parent AMSCO International, Inc. Any direct or indirect transfer, sale, pledge or other disposition, in a single transaction or cumulatively during the Term, of at least 25% of the ownership interests in Tenant (or any lesser percentage if sufficient to transfer voting control (if Tenant is a corporation) or management control (if Tenant is a partnership)), as well as of any general partnership interest in Tenant if Tenant is a limited partnership, shall each be deemed an assignment of this Lease; provided, however, that this limitation shall not apply with respect to the transfer of voting stock in a corporation, all the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. Any assignment, sublease or other such transfer without Landlord's prior written consent shall be voidable by Landlord, and, at Landlord's election, shall constitute an Event of Default hereunder. Consent by Landlord to one or more assignments, sublettings or encumberings of this Lease or the Leased Premises shall not operate as a waiver of Landlord's rights (and the requirement of Landlord's consent), or be deemed Landlord's consent, with respect to any subsequent assignment, subletting or encumbering. Notwithstanding any assignment or subletting, Tenant, and each and every guarantor of this Lease and Tenant's obligations hereunder, shall at all times remain fully and primarily responsible and liable for the payment of all Rent and other monetary obligations herein specified and for the compliance with and performance of all of the Tenant's other obligations under this Lease. Landlord's consent, if any, to any assignment or sublease will not be effective unless and until (a) Landlord receives a fully executed copy of the assignment or sublease agreement, and (b) in the case of an assignment, Tenant delivers to Landlord an assumption of liability agreement in form satisfactory to Landlord including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of, and agreement to be bound by, all of the terms, conditions and provisions of this Lease.

     16. LIENS. Tenant shall keep the Project free and clear of and from any and all liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by Tenant or otherwise arising out of Tenant's use or occupancy of the Leased Premises. An Event of Default shall exist if at any time any such lien or encumbrance is filed, claimed or recorded against, or otherwise exists with respect to, the Leased Premises or the Building and Tenant shall fail to have said lien or encumbrance discharged of record, or bonded over so as to forever remove such lien or encumbrance as an encumbrance upon the Project, within 10 days after Tenant receives notice such lien or encumbrance is filed, claimed or recorded against, or otherwise exists with respect to, the Project. Tenant shall promptly notify Landlord if Tenant learns that a lien has been, is about to or might be filed against the Leased Premises.

     17. CONDEMNATION. (a) In the event of a taking by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation, or in the event of a conveyance in lieu thereof, (all of which events are herein collectively referred to as a "Taking"), of the whole of the Leased Premises, then this Lease shall terminate and Tenant shall have no further Base Rent obligation effective upon the date title to the Leased Premises vests in the condemning authority and Base Rent and Additional Rent shall be adjusted as of such date.

         (b) In the event of a Taking of less than all of the Leased Premises, then this Lease shall terminate only as to the part taken as of the date title vests in the condemning authority or the date the condemning authority takes possession of the Leased Premises, whichever first occurs; provided, however, that in the event of a Taking of more than 25% (but less than all) of the Leased Premises, then Landlord and Tenant shall each have the right to terminate this Lease by written notice given to the other effective within 60 days after the date title vests in the condemning authority.

         (c) If the nature, location or extent of any Taking affecting the Building (whether or not including the Leased Premises) or the Land is such that Landlord elects in Landlord's sole and absolute discretion to demolish all or a portion of the Building, then Landlord may terminate this Lease by giving at least 60 days' written notice of termination to Tenant at any time after such Taking. This Lease shall terminate on the date specified in such notice, and monthly Base Rent and Additional Rent shall be adjusted to such date.

         (d) If there shall be a Taking, and this Lease is not terminated as set forth above in this Section 17, then this Lease shall continue in full force and effect, except that the Base Rent shall be reduced to be that sum which bears the same proportion to the Base Rent in effect immediately prior to such Taking as the leasable area of the Leased Premises remaining after such Taking bears to the leasable area of the Leased Premises immediately preceding such Taking. Following receipt of the compensation awarded or payment made for such Taking, Landlord shall commence to make all necessary repairs or alterations to restore that portion of the Leased Premises remaining to as near its former condition as the circumstances will reasonably permit; provided, however, that Landlord shall in no event be required to spend for such repairs and alterations any sums in excess of the amount of the compensation or payment for such Taking actually received by Landlord (and free of all claims by Mortgagees and others) which is attributable to the part of Leased Premises taken (excluding the proportionate part thereof attributable to the then current market value of the Project taken) less the cost of collecting such compensation or payment and provided further that Landlord's obligation shall be limited to the Landlord's Work and Landlord shall have no obligation to repair, restore or replace any alterations, fixtures or signs made or installed by Tenant or any floor coverings, furniture, equipment or decorations or other Tenant's Personal Property (the repair, restoration and replacement of which shall be the sole obligation of, and be promptly performed by, Tenant).

         (e) Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount of the condemnation award or settlement that may be claimed as damages by Tenant as a result of such Taking or for the value of any unexpired Term, and all condemnation awards and similar payments shall be paid and belong to Landlord. Notwithstanding the foregoing, Tenant may, subject to the provisions of the Master Lease, make a separate claim against the condemning authority for a separate award or payment for the value of Tenant's trade fixtures and for relocation costs, provided such awards do not reduce Landlord's award.

    18. PARKING. Tenant agrees not to overburden the parking areas and facilities and agrees to cooperate with Landlord and other tenants in the use of parking areas and facilities, and, in any event, shall use such parking areas and facilities in accordance with the terms and conditions of the Declaration and such rules and regulations promulgated by Landlord. Tenant acknowledges and agrees that, except as set forth in the immediately following sentence, all parking areas and facilities shall be for the nonexclusive use of all tenants in the Building, their employees, invitees and others; provided, however, that Tenant, its employees, invitees and customers, shall not have the right to use any parking spaces or facilities which are reserved for handicapped parking (unless handicapped, but subject to the rights of other handicapped persons) or other tenants or which are otherwise set aside or reserved by Landlord. Landlord hereby agrees to designate 40 parking spaces in the immediate vicinity of the Leased Premises for the exclusive use of Tenant, its employees and invitees; it being understood, acknowledged and agreed, however, that Landlord shall have no obligation whatsoever to monitor or police the use of such parking spaces and shall have no liability of any nature whatsoever if all or any of such spaces are used by any other parties, including, but not limited to, other tenants in the Building.

     19. ACCESS. Landlord reserves and shall have the right (for itself, its agents, employees and contractors) to enter the Leased Premises at all reasonable times with 24 hours notice (or at any time in the event of an emergency) to inspect the same, to show the Leased Premises to prospective purchasers, Mortgagees or tenants, to post notices of nonresponsibility or notices required by law, and to alter, improve or repair the Leased Premises, adjacent premises and any other portion of the Building or any systems serving any of the same (it being understood, acknowledged and agreed that nothing in this sentence shall obligate Landlord to perform any work); provided, that the entrance to the Leased Premises shall not be unreasonably blocked thereby. In no event whatsoever shall Tenant be entitled to any abatement of Rent with respect to any such entry or such repairs or other work, nor shall such entry or use of the Leased Premises constitute a constructive eviction or release or relieve Tenant of or from any of Tenant's obligations hereunder. Further, Tenant hereby waives any claim for any damages whatsoever, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or enjoyment of the Leased Premises or any other loss occasioned by such entry or such repairs or other work.

     20. SIGNS. All signs and symbols placed in the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall comply with and satisfy all conditions of the Declaration and all laws, ordinances, regulations, requirements and the like and shall, in any event, not be placed or installed without the prior written approval of the Landlord. Any signs or symbols which have been placed without approval may be removed by Landlord at the sole cost and expense of Tenant. All signs shall be maintained by Tenant at its sole cost and expense during the Term and upon the expiration or sooner termination of this Lease all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired at Tenant's sole cost and expense. The provisions of this Section 20 shall survive the expiration or sooner termination of this Lease.

     21. SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be, without further action by any party, subject and subordinate to the lien, terms, conditions, operation and effect of any and all Mortgage(s) now or hereafter encumbering or otherwise affecting the Land or Building and all advances made or hereafter to be made upon the security thereof, and the rights of any Mortgagee thereunder or with respect to each such Mortgage. The term "Mortgage" means any mortgage, deed of trust, ground lease or other security or financing instrument encumbering or otherwise affecting the Land or Building and all renewals, replacements, modifications, consolidations, recastings, refinancings or extensions thereof. At the election of any holder or beneficiary of any Mortgage (collectively, a "Mortgagee"), this Lease shall be superior to the lien of the applicable Mortgage. Upon request by Landlord, Tenant agrees to execute whatever documentation may be required to further affect the provisions of this Section 21. Tenant agrees that if any proceedings are brought pursuant to a Mortgage (whether or not for foreclosure of the Mortgage) or termination of any ground lease, Tenant, if requested to do so by the purchaser or other successor to Landlord pursuant to foreclosure or other proceedings under the Mortgage (including, but not limited to, any Mortgagee or ground lessor), or pursuant to any conveyance in lieu of foreclosure, shall recognize and attorn to such party as Landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such
attornment.   Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Landlord agrees to use reasonable efforts to request a non-disturbance agreement for the benefit of the Tenant from each Mortgagee.

     22. TENANT'S DEFAULT. Each of the following shall be an "Event of Default" dy Tenant hereunder:

         (a) Tenant shall fail to pay when due any installment of Base Rent, Additional Rent or any other charge or payment required of Tenant hereunder after five (5) days notice from Landlord;

         (b) Subject to the provisions of Section 22(h) below, Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements of this Lease, and such violation or failure shall continue for a period of 30 days after Tenant's receipt of written notice thereof to Tenant from Landlord or if such failure cannot be cured within 30 days, then within such additional time, not to exceed 30 days, to effect such cure provided Tenant promptly commences and diligently pursues such cure;

         (c) Tenant shall (i) make a general assignment for the benefit of its creditors, (ii) make a transfer in fraud of creditors, (iii) admit in writing its general inability to pay its debts when due, (iv) file any petition for, or answer seeking or consenting or acquiescing to, bankruptcy, reorganization, moratorium, liquidation, composition, extension, readjustment, arrangement, insolvency, dissolution or similar relief under any federal, state or other statute, law or regulation or otherwise, or (v) have filed against it any petition seeking any relief mentioned in (iv) above in this sentence that is not stayed or dismissed within 30 days;

         (d) Any execution, levy, attachment or other process of law shall occur upon Tenant's Personal Property (or other property in the Premises) or Tenant's interest in the Leased Premises;

         (e) (i) A trustee, receiver, liquidator or similar officer shall be appointed for Tenant or any guarantor of this Lease for a substantial part of Tenant's or any such guarantor's property and such appointment is consented or acquiesced to by Tenant or any such guarantor, (ii) if not consented or acquiesced to, such appointment shall not be stayed or dismissed within 30 days after such appointment, or (iii) Tenant or any such guarantor shall seek the appointment of any such trustee, receiver, liquidator or similar officer;

         (f) Tenant shall vacate or abandon all or any of the Leased Premises or shall remove or manifest an attempt to remove, not in the ordinary course of business, Tenant's goods and property from all or any of the Leased Premises;

         (g) Any act or omission by Tenant, or any of Tenant's Agents, which constitutes a default by Landlord, or does, could or might result in any liability of Landlord, under the Master Lease; and

         (h) Any other act, failure or omission specifically referred to herein as an Event of Default.

     23. LANDLORD'S REMEDIES. (a) If an Event of Default shall have occurred and be continuing with regard to the making of any payment or the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any right or remedy to which Landlord would otherwise be entitled. Any installment(s) of Base Rent or Additional Rent unpaid for 5 days after the date when due shall be subject to a late charge equal to 5% of such installment payable as Additional Rent to Landlord upon Tenant's receipt of Landlord's demand therefor. In addition, any installments of Base Rent or Additional Rent not paid when due, and any payments by Landlord hereunder on Tenant's behalf or for Tenant's benefit, shall bear interest until paid at the rate that is 2 percentage points above the Prime Rate (but in no event greater than the maximum rate permitted under the laws of the state in which the Land is located) and such interest, and all amounts paid by Landlord on Tenant's behalf, shall constitute Additional Rent hereunder due and payable upon Tenant's receipt of Landlord's demand therefor. In the event any litigation or other court proceeding arises out of this Lease, the prevailing party shall be entitled to recover its costs and expenses resulting therefrom, including without limitation reasonable attorneys' fees and expenses and court costs, whether incurred before trial, at trial, on appeal or in bankruptcy.

         (b) If an Event of Default shall have occurred, Landlord, at Landlord's option, may terminate this Lease by written notice to Tenant, whereupon, on the date of such notice or any later termination date set forth therein, all rights of Tenant hereunder shall expire and terminate, everything herein required on the part of Landlord to be done and performed shall cease, and this Lease shall end and terminate, except, and provided in all events, however, that Tenant shall forever remain liable for all of Tenant's obligations hereunder (including, but not limited to, the payment of Rent), no matter when first accruing, occurring or arising, as herein provided over the entire Term as if this Lease had not been terminated. Landlord agrees to use commercially reasonable efforts to seek to relet the Leased Premises.

         (c) If an Event of Default shall have occurred, with or without terminating this Lease, Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for trespass, prosecution or any claim for any damages or liability therefor. Landlord may thereupon make such alterations and repairs as, in Landlord's absolute discretion, may be necessary to relet the Leased Premises, and relet the Leased Premises or any part thereof, alone or together with other portions of the Building, in Landlord's name, Tenant's name or otherwise, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its absolute discretion, may deem advisable and receive the rent therefor. Landlord agrees to use commercially reasonable efforts to seek to relet the Leased Premises. Tenant shall be liable for any and all expenses (including, but not limited to, reasonable attorneys' fees, disbursements and brokerage fees) incurred by Landlord in reentering and repossessing the Leased Premises, in correcting (but not waiving or curing, or estopping Landlord from asserting any rights or remedies with respect to) any default of Tenant, in painting, altering, repairing or dividing the Leased Premises, in protecting and preserving the Leased Premises by use of security guards and caretakers, and in reletting the Leased Premises. Tenant shall, over the entire Term as if such repossession, and any such termination, had not occurred, remain liable for and pay to Landlord, on demand, any deficiency between (i) the amount of Rent payable by the Tenant hereunder, and
(ii) any amount received by Landlord pursuant to any reletting after deducting all of Landlord's expenses as described in the immediately preceding sentence (all amounts so received by Landlord to be applied on account of Tenant's obligations hereunder in any order that Landlord deems fit in Landlord's sole discretion). Suit may be brought by Landlord at any time and from time to time to enforce collection of such differences, and any suit brought by Landlord to enforce collection of such differences for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month(s) in subsequent separate actions at any time and from time to time, as said damages shall have been made more easily ascertainable by successive relettings. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior Event of Default. Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder. No entry or taking possession of the Leased Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice expressly stating such intention is sent to Tenant.

         (d) Landlord shall, to the extent permitted by law, have (in addition to all other rights and remedies whatsoever) a right of distress for rent and a lien on all of Tenant's personal property, and other property on the Leased Premises, as security for all Rent and any other sums payable under this Lease.

         (e) If Landlord terminates this Lease pursuant hereto, Landlord shall be entitled to recover from Tenant at any time thereafter, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for such Event of Default, an amount equal to the difference between (i) all Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand through the end of the Term (as if this Lease had not been terminated), and (ii) the fair market rental value of the Leased Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Leased Premises), discounted at the rate of five percent (5%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent accrued prior to termination of this Lease or Landlord's right to assert any indemnity claims pursuant hereto.

         (f) Tenant, on its own behalf and on behalf of all persons claiming by, through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (i) to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (ii) to redeem the Leased Premises or the Lease, (iii) to re-enter or repossess the Leased Premises, (iv) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, or (v) to the benefit of any law which exempts property from liability for debt or for distress for rent. The words "dispossession," "re-enter," "entry," "re-entry," "reentered," "possess," "repossession," "repossess" and "redeem" and the like as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         (g) Tenant hereby consents to the exercise of personal jurisdiction over Tenant by the state court, and, if federal jurisdiction shall be applicable, the United States District Court, with respect to the county in which the Land is located.

         (h) All and each of Landlord's rights and remedies set forth herein shall be in addition to all rights and remedies at law or in equity or by statute or otherwise, all of which are separate, distinct and cumulative and no one of them, whether or not exercised by Landlord, shall be deemed in exclusion of any of the others. Without limiting the generality of the foregoing, in the event Tenant fails to take possession of the Leased Premises as herein required, Tenant shall, among other things, be obligated to pay Landlord in full for all Landlord's Exhibit C tenant improvements constructed or installed within the Leased Premises and for all materials ordered at Tenant's request for the Leased Premises. The exercise or beginning of the exercise by Landlord of any right or remedy shall not prejudice the simultaneous or later exercise of any other rights or remedies.

     24. QUIET ENJOYMENT. If, and so long as, Tenant pays the Rent and fully performs and observes each and every term, covenant, obligation and condition herein contained to be performed or observed by Tenant, Tenant shall enjoy the Leased Premises during the Term without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the lien, terms, conditions, operation and effect of (i) any and all Mortgage(s) and the rights of any Mortgagee thereunder or with respect thereto, and (ii) the Master Lease and the rights of the Master Lease landlord thereunder or with respect thereto.

     25. FINANCING. (a) If, in connection with obtaining, or pursuant to, any temporary, construction, permanent or other financing for the Building and/or the Land, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall execute, acknowledge and deliver any such modification to Landlord within ten (10) days after Tenant's receipt thereof, provided such modifications do not increase the financial obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Leased Premises as herein provided.

         (b) Tenant agrees that no Mortgagee shall be (i) bound by any payment of Base Rent or Additional Rent for more than 1 month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of such Mortgagee, (iii) liable for damages for any breach, act or omission of any prior Landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, (v) subject to any offsets or defenses that Tenant may have against any prior Landlord, or (vi) have any obligation with respect to the Deposit or Tenant's Prepaid Rent unless, and to the extent, the same has been physically delivered to such Mortgagee.

     26. HOLDOVER TENANCY. If (without execution of a new lease or written extension) Tenant shall holdover after the expiration of the Term, then Tenant shall, subject to Landlord's written consent but without execution of a new lease, become a tenant at sufferance at a monthly rental equal to one and one-half of the Rent due under the terms of this Lease, commencing said tenancy with the first day next after the end of the Term. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least 30 days' written notice to quit the Leased Premises, except in the event of nonpayment of Rent when due, or of the breach of any other covenant or default hereunder by Tenant (without giving effect to any notice or right to cure period), in which event Tenant shall not be entitled to any notice to quit, the usual 30 days' notice to quit being expressly waived. The foregoing shall not constitute Landlord's consent to any holdover by Tenant. Notwithstanding the foregoing, if Landlord shall desire to regain possession of the Leased Premises at the expiration of the Term, Landlord may re-enter and take possession of the Leased Premises by any legal action or process in force in the jurisdiction in which the Land is located, and Landlord shall have the right to recover all direct or indirect costs, expenses, legal expenses, attorneys' fees, damages, loss of profits or any other costs incurred by Landlord as a result of Tenant's failure or inability to deliver possession of the Leased Premises to Landlord when required under this Lease.

     27. ESTOPPEL CERTIFICATE/FINANCIAL STATEMENT. Within 10 days after request therefor from Landlord, Tenant shall deliver, in recordable form, a certificate to any proposed Mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying (i) whether this Lease is in full force and effect and without modification and binding on Tenant in accordance with its terms, (ii) the amount of any prepaid rent and/or security deposit paid by Tenant to Landlord, (iii) whether Landlord has performed all of Landlord's obligations due to be performed under this Lease and/or whether there are any defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, (iv) whether or not the Term has commenced and Tenant has accepted possession of the Leased Premises, (v) the Commencement Date, (vi) the amount of Rent currently due and payable, and (vii) any other information reasonably requested by Landlord or such proposed Mortgagee or purchaser (including, but not limited to, the accuracy of Tenant's representation in Section 29(b) hereof, whether or not Landlord or Tenant is in default under this Lease (or whether any event has occurred which by notice or lapse of time or both could result in a default), and whether any actions are pending against Tenant under any bankruptcy laws or other laws for the relief of debtors). Tenant covenants and agrees that, at any time, within 30 days after notice and demand by Landlord, Tenant will furnish to Landlord Tenant's most recent financial statements as of the end of Tenant's last fiscal year certified by an independent certified public accountant or Tenant's chief financial officer, and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Project or of any interest in a Mortgage.

     28. MISCELLANEOUS.

         (a) Amendment. This Lease may not be amended or modified except in writing and signed by Landlord and Tenant.

         (b) Notices. All notices required by this Lease shall be in writing and shall be effective, if mailed, when mailed by certified mail, return receipt requested, or, if sent by messenger, when personally delivered, as follows (or to such other address designated by written notice thereof to the other given in accordance with the terms of this Section 28(b)):


        Notice to Landlord:                 Notice to Tenant:

        Winchester Commercial               AMSCO Sterile Recoveries, Inc.
        Suite 205                           28100 U.S. Highway 19
        4041 Powder Mill Road               Clearwater, Florida  34621
        Calverton, MD  20705                Attention:  Wayne Peterson
        Attention:  Vice President/
                   Division Manager
          with a copy to:                Jones, Day, Reavis & Pogue
                                         500 Grant Street
                                         31st Floor
                                         Pittsburgh, PA  15219
                                         Attention:  Mary Beth Pfohl



          (c) Binding Effect. Subject to the provisions of Section 15 hereof and all other restrictions set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          (d) Limitation of Landlord's Liability. Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and interest of Landlord in and to the Land and the Building, and Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) shall have no personal liability, in the event of any claim against Landlord (or any party executing this Lease as Landlord if Landlord is composed of more than one person or entity) arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises, and Tenant agrees that the liability of Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises, shall be limited solely to such estate and interest of Landlord in and to the Land and the Building and that Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) shall have no personal liability as provided above in this sentence. No properties or assets of Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) other than the estate and interest of Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) in and to the Land and the Building, and no property owned by any partner, officer, member, director or trustee in or of Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity), shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Leased Premises. Further, in no event whatsoever shall any partner, officer, member, director or trustee in or of Landlord (and each party executing this Lease as Landlord if Landlord is composed of more than one person or entity) have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises.

          (e) Accord And Satisfaction. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease, or application of the Deposit, will give rise to, or support or constitute, an accord and satisfaction, notwithstanding any accompanying statement, instrument or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees in a separate writing to an accord and satisfaction.

          (f) Severability. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is legal, valid and enforceable. The above notwithstanding, if any provision of this Lease shall be held to be illegal, invalid or unenforceable as aforesaid, and such term affects the Rent, Landlord's obligations to Tenant or otherwise affects the economic bargain agreed to by Landlord and Tenant in this Lease, Landlord shall have the additional option of terminating this Lease by delivering notice to Tenant after the determination of such illegality, invalidity or unenforceability stating a date of termination no sooner than 30 days after the date of such notice; upon which termination this Lease shall end and terminate, and all rights and obligations of Landlord and Tenant hereunder shall cease, except, however, as to Tenant's obligations that accrued or arose on or prior to such date and as otherwise expressly provided herein.

          (g) Waiver/Consent. No term, condition or provision of this Lease shall be deemed waived, unless waived in writing by the party against whom such waiver is to be enforced. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval hereunder shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

          (h)  Time.  Time is of the essence hereof.

          (i) Applicable Law. This Lease shall be construed according to the laws of the state in which the Land is located.

          (j) Anticipatory Repudiation. If, prior to the commencement of the Term, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease,

Tenant shall pay in full for all tenant improvements constructed or installed within the Leased Premises by Landlord as of the date of such breach and for materials ordered at Tenant's request for the Leased Premises, reasonable attorneys' fees, brokerage fees, costs of reletting and loss of Rent.

          (k) Entire Agreement. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, Building and Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as set forth herein.

          (l) Waiver of Jury Trial. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other, on any claim or matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Leased Premises and/or any claim of injury or damage.

          (m) Captions. Any headings preceding the text of the several Sections or Subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect of this Lease.

          (n) Force Majeure. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required hereunder by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or any utilities whatsoever, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, restrictive governmental laws, regulations, or orders (including, but not limited to, mandated changes in plans and specifications or the Landlord's Work resulting from changes in pertinent codes and regulations or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including, but not limited to, Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay.

          (o) Surrender. Tenant agrees to yield up and surrender the Leased Premises, at the expiration or earlier termination of this Lease, clean and neat, and in the same condition and repair in which they are required to be kept by Tenant throughout the Term, reasonable wear and tear excepted.

          (p) Effect of Submission. The submission by Landlord to Tenant of this Lease shall not constitute a reservation of, or an option for, the leasing of the Leased Premises and this Lease shall have no binding force and effect unless and until executed by Landlord and Tenant and, if required pursuant to applicable loan documents, approved by any current Mortgagee.

          (q) Recording. Tenant shall not record this Lease or a memorandum or other notice thereof without the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), and Tenant's recording of this Lease or a memorandum or other notice thereof will be void and an Event of Default hereunder.

          (r) Independent Covenants. Tenant's covenants to pay Rent, and any other payments required of Tenant hereunder, are independent of all other covenants and agreements herein contained. All obligations of Landlord hereunder shall be construed as covenants, not as conditions.

          (s) Brokers. Landlord and Tenant represent and warrant to each other that, except as set forth below in this Section 28(s), neither has had any dealings, negotiations or consultations with respect to the Leased Premises or this transaction with any broker or other intermediary. In the event that any broker or other intermediary claims a commission or other compensation with respect to this transaction, the party alleged to have created the right to such commission or compensation shall be responsible for and will indemnify and save harmless the other party from and against any and all costs, fees, expenses (including, without limitation, reasonable attorneys' fees), liabilities and claims incurred or suffered by the other party as a result thereof. Landlord hereby represents that in the event W.C. Pinkard and CB Commercial are entitled to a commission with respect to the transaction herein contemplated, Landlord shall be responsible for, and shall indemnify, defend and hold Tenant harmless from and against, any such commission claimed.

          (t) Counterparts. This Lease may be executed in counterparts, each of which shall constitute one and the same agreement.

          (u) Hazardous Waste. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, petroleum, contaminants, infectious, toxic or hazardous wastes, asbestos, radioactive materials, polychlorinated biphenyls or any other substances, materials or debris, the removal of which is required or the use, handling, deposit, or storage of which is restricted, prohibited, regulated or penalized by any "Environmental Law", which term shall mean any federal, state or local law, statute, ordinance, rule, code, regulation or requirement directly or indirectly relating to pollution or protection of the environment. Tenant hereby covenants and agrees, for itself, its agents, contractors, subtenants and employees, that (i) no activity will be conducted on all or any part of the Leased

Premises or`balance of the Project that will produce or cause the release of any Hazardous Substances or otherwise violate or fail to comply with any Environmental Law; (ii) the Leased Premises and the balance of the Project will not be used in any manner for the storage (for any period of time whatsoever) of any Hazardous Substances; (iii) no portion of the Leased Premises or balance of the Project will be used as a landfill or a dump; (iv) no underground tanks of any type will be installed on the Leased Premises or the balance of the Project; (v) no surface or subsurface conditions shall exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance on the Leased Premises or the balance of the Project; and (vi) no Hazardous Substances shall be brought onto or into the Leased Premises or balance of the Project. If any such Hazardous Substance is brought or found located in or on the Leased Premises, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws, by Tenant, at Tenant's sole cost and expense. If, at any time during or after the Term, the Leased Premises are found to be so contaminated or subject to said conditions, or if Tenant shall, by act or omission, breach any of its obligations under this Section 28(u), an Event of Default shall exist. The provisions of this Section 28(u) shall survive the expiration or earlier termination of this Lease.

         Notwithstanding the foregoing, Landlord acknowledges that AMSCO Sterile Recoveries, Inc.'s proposed use of the Leased Premises (i) entails the handling of soiled operating room linens and other materials from hospitals, medical clinics, laboratories and other health services related facilities, and (ii) the use of industrial detergents, bleaches and disinfectants. Provided that
(i) such handling and use is performed in a safe and first class manner in compliance with all Environmental Laws and all reasonable rules and regulations as Landlord shall prescribe, and (ii) AMSCO Sterile Recoveries, Inc. is the "Tenant" hereunder, Landlord consents to such use and handling.

         (v) Authority. Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is authorized to execute and deliver this Lease; that Tenant is validly formed or organized and in good standing in the state of its incorporation or formation and authorized to transact business in the jurisdiction in which the Land is located; that Tenant has the power and authority to enter into this Lease; and that all action required to authorize Tenant to enter into this Lease has been taken. Upon receipt of Landlord's request, Tenant will provide Landlord with evidence satisfactory to Landlord confirming all of the above representations and warranties.

         (w) Joint and Several. In the event that this Lease is executed by more than one party as Tenant, the liability of all such parties shall be deemed to be joint and several for all purposes hereunder.

         (x) Transfer by Landlord. In the event of any sale, transfer or other disposition of Landlord's interest in the Project, Landlord shall automatically and without any further act or instrument be released and relieved of and from any and all obligations and liabilities of Landlord occurring from and after the day of any such transfer and in such event Landlord's successor or transferee by accepting such sale, transfer or assignment shall thereby automatically assume and be liable for all obligations and liabilities of Landlord which accrue from and after such sale or transfer and Tenant agrees to look solely to such successor or transferee for the performance of any such duties and obligations and in satisfaction of all such obligations and liabilities under this Lease Agreement.

         (y) Landlord. If this Lease is executed by more than one (1) party as Landlord, each such party may, at its election, send notices, execute certificates and other instruments, and take any other actions (including, but not limited to, giving or withholding the Landlord's consent to Tenant requests and giving notices of termination of this Lease), as Landlord on behalf of all such parties with respect to or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Leased Premises. Further, if this Lease is executed by more than one (1) party as Landlord, each such party, and its partners, officers, members, directors, agents and employees, shall be entitled to all rights, benefits, remedies, entitlements, releases and indemnities of the Landlord, and its partners, officers, members, directors, agents and employees, hereunder. Without limiting the generality of the immediately preceding sentence, (a) each party executing this Lease as Landlord shall be named insured under the insurance policies maintained by Tenant pursuant to Section 10(a) hereof, and (b) all references to Landlord in Sections 10(b), 10(c), and 10(d), and in the next to last sentence in Section 12, of this Lease shall also be deemed to refer to each party executing this Lease as Landlord.

     29. SPECIAL PROVISIONS.

         (a) Tenant acknowledges that Landlord (as tenant) leases the Project from The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust (the "Trust") (as landlord) pursuant to that certain Master Lease (the"Master Lease"), dated July 20, 1992, pursuant to which the Trust leases the Project to Landlord for a period of time.

         (b) Tenant hereby represents and warrants to Landlord that, with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with the Multi-Employer Property Trust; (2) with The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (3) with the Alameda Industrial Properties Joint Venture; (4) with the Harman International Business Campus Joint Venture; (5) with the Beaverton-Redmond Tech Properties; (6) with the Corporate Drive Corporation as Trustee of the Corporate Drive Nominee Realty Trust; (7) with Goldbelt Place Joint Venture; or (8) involving any property in which the trusts named in clauses (1) or (2) are known by the Tenant to have an ownership interest.

         (c)  Notwithstanding anything to the contrary contained in this Lease,
(1) this Lease is subordinate to the Master Lease; (2) if not sooner terminated or expired, this Lease will not terminate upon expiration or termination of the Master Lease (except, however, in the case of the condemnation of the entire Premises) but will, except as aforesaid, automatically be converted into a direct lease between the Trust (as landlord) and the Tenant (as tenant), provided that, the Landlord (and each party executing this Lease as Landlord) on the date hereof will, except to the extent such Landlord (and each such party executing this Lease as Landlord) is released from liability (or its or their liability is limited) hereunder or is indemnified hereunder, remain responsible, subject to the terms of this Lease and without waiving any defenses, claims, rights, remedies or the like of such Landlord (or such parties executing this Lease as Landlord), for any act, event or omission of such Landlord hereunder first occurring prior to the expiration or termination of the Master Lease; (3) on and after the expiration or termination of the Master Lease, the Tenant will attorn to the Trust and render all performances required by this Lease, to the Trust; and (4) Tenant agrees not to prepay Base Rent or other sums due under this Lease more than one (1) month in advance, other than security deposits or advance payments of rent for the first month or months of the term of this Lease which are paid to Landlord on execution of this Lease.

         (d) Consent to the execution of this Lease by Landlord is required from the Trust. Notwithstanding the execution hereof by Landlord and Tenant, this Lease shall be null and void, and neither the Landlord nor the Tenant shall have any rights or obligations hereunder, unless and until the Trust consents to the execution hereof by Landlord and Tenant. If the Trust fails to consent within fifteen (15) days after the execution hereof, Tenant may terminate this lease by delivery of written notice to Landlord within five (5) days after the expiration of the fifteen (15) day period.

     30. LANDLORD'S DEFAULT. In the event that Landlord fails to perform any of its obligations hereunder, and such failure continues for sixty (60) days after Landlord has received written notice from Tenant specifying in detail such failure, then Tenant shall have the right to perform such obligations and to be reimbursed by Landlord, within thirty (30) days after submission to Landlord of receipts and other backup information of documentation for the reasonable out-of-pocket direct costs incurred by Tenant in performing such obligation, provided, that the following conditions be satisfied: (i) such performance by Tenant will not violate the Master Lease, (ii) such performance by Tenant will not trigger a default under any Mortgage or agreement to which Landlord is a party, (iii) such performance does not entail entrance by Tenant into the premises of other tenants in the Project, (iv) such performance will not interfere with other tenant's use and enjoyment of their premises and the Common Areas, (v) such performance does not affect any structural portions of the Project or, except for the Tenant's roof, any building systems therein,
(vi) Tenant has given, in addition to the notice of the failure hereinbefore described, ten (10) days prior notice to Landlord of the date Tenant will commence such performance, and (vii) Landlord has not commenced such performance.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the date first above written.

                                     LANDLORD:


WITNESS:                             Winchester Homes lnc.,
                                     a Delaware Corporation


/s/ Elizabeth Pelton            By:  /s/ Lawrence B. Burrows          [SEAL]
- --------------------------           ---------------------------------
                                Its: Vice President/Division Manager
                                     ---------------------------------------

                                     WEYERHAEUSER REAL ESTATE COMPANY,
                                     a Washington corporation

/s/ Darlene Kramer              By:  /s/ C. Stephen Lewis              [SEAL]
- --------------------------           ----------------------------------
                                     President
                                     ---------------------------------------

                                     TENANT:


WITNESS:                             AMSCO Sterile Recoveries, Inc.
                                     ----------------------------------------

/s/ Lydia Zickefoose            By:  /s/ Wayne R. Peterson             [SEAL]
- -------------------------            ---------------------------------
                                Its: Assistant Secretary
                                     ----------------------------------------

                                 EXHIBIT "A"




                            6675 Business Parkway
                          Meadowridge Business Park
                           Howard County, Maryland



                        32,050 s.f. demised for AMSCO



     This Exhibit illustrates the Site Plan layout for 6675 Business Parkway, Meadowridge Business Park, Howard County, Maryland. It illustrates one main curb cut in the front of the building, the parking and landscape plan surrounding the building of which the premises are a part, and the leased premises as indicated by cross-hatching a 32,050 square foot area within the illustrated building. The building indicated has a depth of 210 feet with no frontage dimensions. The building also indicates 40 by 40 joist spacing with 50 foot joist spacing at the rear of the building. While parking is illustrated, there are no parking counts and the drawing is not to scale.

                                 EXHIBIT "B"

                               ANNUAL BASE RENT


1.  Years I - 5:   $134,610 per year;    $11,217.50 per month.

2.  Years 6 - 10:  $160,250 per year;    $13,354.17 per month.

3.  Renewal Term Example:

                       Years 11-15                Years 16-20
                 -----------------------  ---------------------------

                   Year        Month           Year(1)      Month
                 -----------  ----------  ---------------  ----------
If CPI Index is
3% per year      $184,287.50  $15,357.29      $211,930.63  $17,660.89

If CPI Index is
6% per year      $   208,325  $17,360.42      $270,822.50  $22,568.54

If CPI Index is
9% per year      $   208,325  $17,360.42      $302,071.25  $25,172.60


- --------------------------------
(1)    Increase over Year 15 Base Rent.

                                 EXHIBIT "C"



                               LANDLORD'S WORK


Landlord at Landlord's sole cost, to provide the following to Leased Area:

            1. Demising wall - 10' high constructed of CMU, with remaining 14'
               constructed of drywall.

            2. Separately metered 1200 amp @ 480 V electric service.

            3. Separately metered sufficient gas service to provide 14 million
               BTU's per hour.

            4. Separately privately metered three (3) inch water line.

            5. 6" sewer.

            6. Five (5) loading docks:

               - 3, 48" high, 9' x lO'
               - 1, 24" high, 12' x l5'
               - 1, 48" high, 12' x l5'

                                EXHIBIT "C-1"

                                TENANT'S WORK


The plans and specifications which comprise the construction documents as prepared by Best, Griner and Associates Engineers, Inc. and Bitterli & Associates Architects are listed as follows:


- -    Bound 8 1/2" x 11" specifications dated June 24, 1992.
- -    Addendum No. 1 dated July 3, 1992.
- -    Supplemental sketches SK/AE 1 through 3 dated July 3, 1992 (On 8 1/2" x 11" sheets).
- -    Supplemental sketches SK/AE 4 through 7 dated July 28, 1992 (On 8 1/2" x 11"  sheets).
- -    24" x 36" drawings including the following:

     Cover sheet dated 6/24/92 with latest revision #4 dated 8/17/92
     Sheet EA-1 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-2 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-2A dated 8/13/92
     Sheet EA-3 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-3A dated 8/13/92
     Sheet EA-4 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-4A dated 8/13/92
     Sheet EA-5 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-SA dated 8/13/92
     Sheet EA-6 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-7 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-8 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-9 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-10 dated 6/24/92 with latest revision #5 dated 8/21/92
     Sheet EA-11 dated 6/24/92 with latest revision #4 dated 8/13/92
     Sheet EA-12

     Sheet P-1 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet P-1A dated 8/13/92
     Sheet P-2 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet P-2A dated 8/13/92
     Sheet P-3 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet P-3A dated 8/13/92
     Sheet P-4 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet P-5 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet P-6 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet MP-1 dated 6/24/92 with latest revision #1 dated 8/13/92
     Sheet MP-2 dated 8/13/92
     Sheet M-1 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet M-1A dated 8/13/92
     Sheet M-2 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet M-3 dated 6/24/29 with latest revision #1 dated 8/13/92
     Sheet E-1 dated 6/24/92 with latest revision #1 dated 8/13/92
     Sheet E-2 dated 6/24/92 with latest revision #1 dated 8/13/92
     Sheet E-2A dated 8/13/92
     Sheet E-3 dated 6/24/92 with latest revision #2 dated 8/21/92
     Sheet E-3A dated 8/13/92
     Sheet E-4 dated 6/24/92 with latest revision #1 dated 8/13/92

- -    24" x 36" supplemental drawings including sheet SD-1 through SD-14 dated
     6/24/92.

Tenant shall construct these improvements using union contractors and labor so long as the union: (i) pricing is not greater than five percent (5%) over the non union pricing, and (ii) timing is not greater than the non union timing. If either of these criteria are not met, Tenant, with Landlord's assistance, will use it's best efforts in working with the Baltimore Building Trades Council to achieve the criteria. If, after these efforts, these criteria cannot be met, Tenant shall have the right to award its construction contract to non union contractors.

Tenant shall bid its plans to qualified, experienced contractors, licensed to do business within Howard County, Maryland. A minimum of three (3) bidders shall be union contractors.

                                 EXHIBIT "D"

                                 CERTIFICATE

                      Declaration by Landlord and Tenant
                   As to Date of Delivery and Acceptance of
                      Possession, Commencement Date and
                             Rentable Square Feet


     Attached to and made part of the Lease dated the __________ day of __________________, 19____, entered into by and between
_____________________________________________________, a
________________________, as Landlord, and
_____________________________________________, a ________________________, as
Tenant.

     Landlord and Tenant do hereby declare that (a) the Commencement Date is hereby established to be ________________________, 19____, (b) the Term of the Lease shall expire on _______________________, 19____, (c) for purposes of this Lease, the leasable area of the Demised Premises is ___________, and (d) the Tenant's Prorata Share is ______%.

     Landlord and Tenant agree that the Lease is in full force and effect as of the date hereof.

     Tenant further agrees that Landlord has fulfilled all of Landlord's obligations under the Lease required to be fulfilled by Landlord on or prior to the date hereof, and Tenant has no right of set-off against any rentals.

                                         LANDLORD:

WITNESS/ATTEST:                          ---------------------------------

- ------------------------------           By:
                                             -----------------------------
                                         Its:                       [SEAL]
                                             -----------------------


                                         TENANT:

                                         ---------------------------------
                                         By:
                                            ------------------------------
                                         Its:                       [SEAL]
                                             -----------------------

                                 EXHIBIT "E"

                            RULES AND REGULATIONS


     The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building.

     Landlord may waive the compliance by any tenant to any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord.

     Landlord shall not be responsible to any tenant for the nonobservance or violation of or by any other tenant of any of these rules and regulations at any time.

     1. The Common Areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises. Landlord shall have the right to control and operate the Common Areas in such manner as Landlord, in Landlord's sole discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

     2. No awnings, antennas or other projections shall be attached to the outside walls of the Building.

     3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules or other Common Areas of the Building without the prior written consent of Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown or placed therein. Without limiting any of the provisions of the Lease which this Exhibit E forms a part of and the rights and remedies of Landlord thereunder, all damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     5. There shall be no marking, painting, drilling into or other form(s) of defacing of any part of the Project (exclusive of the Leased Premises) or of any part of the Leased Premises visible from the Common Areas. Tenant shall not construct, maintain, use or operate within the Leased Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Leased Premises.

     6. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises. No cooking (except for hot-plate cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by Tenant on the Leased Premises. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate or originate from the Leased Premises. Tenant shall be obligated to maintain sanitary conditions in any area approved by Landlord for food preparation and consumption.

     7. Other than as expressly permitted under the Lease, no space in the Building shall be used for the manufacturing of goods, merchandise or other property, or for the sale at auction of merchandise, goods or property of any kind. The office area of the Leased Premises may be used only for office use.

     8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them whether by the use of any mechanical instrument, radio, talking machine, tape machine, unmusical noise, other sound or sound system or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs. In addition, Tenant shall not permit any vibration from the operation of Tenant's machines, fixtures, mechanical equipment or otherwise to exist to any degree or extent as to be objectionable to Landlord or any other tenant(s) in the Building.

     9. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into, or kept or generated upon, the Leased Premises or balance of the Project.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in the existing locks or the mechanisms thereof. The doors leading to the Common Areas shall be kept closed during business hours except as they may be used for
ingress or egress.   Each tenant shall, upon the termination or expiration of
its tenancy, restore to the Landlord all keys of or to offices, storage, toilet rooms, or with respect to any and all other portions of the Leased Premises or Building, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

     11. Tenant shall not pay any employees on the Leased Premises, except those actually working for Tenant on the Leased Premises.

     12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to any Building management, security guard on duty or security system monitor. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

     13. The Leased Premises shall not, at any time, be used for lodging or sleeping or any immoral or illegal purpose.

     14. Tenant, before closing and leaving the Leased Premises at any time, shall see that all windows are closed and all lights turned off.

     15. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to the applicable tenant (and paid with the next installation of Base Rent) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and such tenant.

     16. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     17. There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and each tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of such tenant to the Building. All material handling equipment used on the concrete warehouse floor shall have rubber tires.

     18. Mats, trash, or other objects shall not be placed in the Common Areas.

     19. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Building, or on any other portion of the Project, without the prior written consent of the Landlord and the Meadowridge Business Park Architectural Review Committee. In the event of the violation of the foregoing by any tenant, Landlord may charge the expense incurred by such removal to the tenant responsible for such violation.

     20. Tenant shall not affix any floor covering to any floor of the Leased Premises with adhesive or glue of any kind without obtaining Landlord's prior written consent.

BALTIMORE FACILITY



                       ASSIGNMENT AND ASSUMPTION OF LEASE


     KNOW ALL MEN BY THESE PRESENTS, that AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Assignor"), for and in consideration of One Dollar ($1.00) and other good and valuable consideration from STERILE RECOVERIES, INC., a Florida corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged by Assignor, does hereby assign, transfer, sell and convey unto Assignee, its successors and assigns, all of Assignor's right title and interest, as lessee, in, to and under the lease more particularly described on Exhibit A attached hereto and made a party hereof by this reference (the "Lease"), TOGETHER WITH all renewal options, if any, and all other rights, privileges and benefits belonging to or held by Assignor under such Lease.

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, subject, however, to all terms, conditions and provisions contained in the Lease.

     In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and agrees to assume, perform and be bound by all of the duties, obligations and liabilities of Assignor under the Lease, arising on and after the date of this instrument for the remainder of the term of the Lease and all extensions and renewals thereof.

     Each of Assignor and Assignee hereby represent that it has taken all action, corporate or otherwise, necessary to authorize the execution of this Assignment and Assumption of Lease, and this Assignment and Assumption of Lease constitutes a valid and binding agreement, enforceable against it in accordance with its terms. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the 31st day of July, 1994.



Signed and acknowledged              AMSCO STERILE RECOVERIES, INC.,
in the presence of:                  a Delaware corporation


                                     /s/ Wm. J. Rieflin
                                    ------------------------------
/s/ Kathleen Clover                 By:    Wm. J. Rieflin
- -----------------------------           --------------------------
Print Name:  Kathleen Clover        Its:   Secretary
           ------------------           --------------------------

- -----------------------------
Print Name:
           ------------------



Signed and acknowledged
in the presence of:                     STERILE RECOVERIES, INC.,
                                        a Florida corporation


                                       /s/ J. T. Boosales
                                       ---------------------------
/s/ Kathleen Clover                    By:    J. T. Boosales
- ------------------------------         ---------------------------
Print Name: Kathleen Clover            Its:     E.V.P.
           -------------------         ---------------------------

- ------------------------------
Print Name:
            ------------------

                                                                   EXHIBIT A


                    Baltimore facility, Baltimore, Maryland.


      Lease dated August 28, 1992 among Winchester Homes Inc. and
      Weyerhaeuser Real Estate Company as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.